                                                                     EXHIBIT 2.3

                                                                  EXECUTION COPY

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                            STOCK PURCHASE AGREEMENT

                                   DATED AS OF

                                OCTOBER 14, 2004

                                  BY AND AMONG

                          UNITED NATIONAL GROUP, LTD.,

                       UNITED NATIONAL INSURANCE COMPANY,

                                       AND

                                 IRVIN SALTZMAN

================================================================================

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS............................................................................................        1
   Section 1.1        Definitions................................................................................        1

ARTICLE II PURCHASE AND SALE OF SHARES...........................................................................        3
   Section 2.1        Sale and Transfer of PNG Common Stock......................................................        3
   Section 2.2        Further Assurances.........................................................................        3

ARTICLE III THE CLOSING..........................................................................................        4
   Section 3.1        The Closing................................................................................        4
   Section 3.2        Deliveries by the Equity Holder............................................................        4
   Section 3.3        Deliveries by Parent.......................................................................        4

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE EQUITY HOLDER...................................................        4
   Section 4.1        Ownership of Stock; Title..................................................................        4
   Section 4.2        Authority..................................................................................        5
   Section 4.3        No Violation; Consents and Approvals.......................................................        5

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER.....................................................        6
   Section 5.1        Organization and Qualification.............................................................        6
   Section 5.2        Corporate Authorization; Board Action......................................................        6
   Section 5.3        Consents and Approvals; No Violations......................................................        6
   Section 5.4        Investment Representation..................................................................        7

ARTICLE VI COVENANTS.............................................................................................        7
   Section 6.1        Conduct of the Equity Holder...............................................................        7
   Section 6.2        Notification of Certain Matters............................................................        7
   Section 6.3        Subsequent Actions.........................................................................        7
   Section 6.4        Exercise of PNG Options....................................................................        8

ARTICLE VII CONDITIONS...........................................................................................        8
   Section 7.1        Conditions to the Obligations of Each Party................................................        8
   Section 7.2        Conditions to the Obligations of Parent and Buyer..........................................        8
   Section 7.3        Conditions to the Obligations of the Equity Holder.........................................        9

ARTICLE VIII VOTING AGREEMENT....................................................................................        9
   Section 8.1        Voting of the PNG Shares...................................................................        9

ARTICLE IX TERMINATION...........................................................................................       10
   Section 9.1        Termination................................................................................       10
   Section 9.2        Effect of Termination......................................................................       11
   Section 9.3        Fees and Expenses..........................................................................       11

ARTICLE X INDEMNIFICATION........................................................................................       11
   Section 10.1       Indemnification by the Equity Holder.......................................................       11
   Section 10.2       Indemnification by Parent and Buyer........................................................       12
   Section 10.3       Notice of Claim; Defense...................................................................       12
   Section 10.4       Survival of Indemnification Claims.........................................................       13
   Section 10.5       Characterization of Indemnification Payments...............................................       13
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
   Section 10.6       Effect of Investigation....................................................................       13
   Section 10.7       Exclusive Remedy...........................................................................       13

ARTICLE XI MISCELLANEOUS.........................................................................................       13
   Section 11.1       Survival of Covenants, Representations and Warranties......................................       13
   Section 11.2       Amendments; No Waivers.....................................................................       13
   Section 11.3       Notices....................................................................................       14
   Section 11.4       Successors and Assigns.....................................................................       15
   Section 11.5       Governing Law..............................................................................       15
   Section 11.6       Jurisdiction...............................................................................       15
   Section 11.7       Waiver of Jury Trial.......................................................................       16
   Section 11.8       Counterparts; Effectiveness................................................................       16
   Section 11.9       Entire Agreement...........................................................................       16
   Section 11.10      Third Party Beneficiaries..................................................................       16
   Section 11.11      Severability...............................................................................       16
   Section 11.12      Specific Performance.......................................................................       16
   Section 11.13      Construction; Interpretation...............................................................       17
   Section 11.14      Changes in PNG Options and PNG Shares......................................................       17

EXHIBIT A........................................................................................................   FORM OF OPINION
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                                       ii


                             INDEX OF DEFINED TERMS

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                                                                                                                      PAGE
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
affiliate........................................................................................................      17
Agreement........................................................................................................       1
Business Day.....................................................................................................       1
Buyer............................................................................................................       1
Closing..........................................................................................................       4
Closing Date.....................................................................................................       4
Contract.........................................................................................................       1
Equity Holder....................................................................................................       1
Equity Holder Indemnified Persons................................................................................      12
Equity Holder Losses.............................................................................................      12
Equity Purchase Price............................................................................................       3
Exchange Act.....................................................................................................       1
Governmental Authority...........................................................................................       2
including........................................................................................................      17
Indemnified Person...............................................................................................      12
Indemnitor.......................................................................................................      12
Law..............................................................................................................       2
Liability........................................................................................................       2
Lien.............................................................................................................       2
Merger Agreement.................................................................................................       2
Parent...........................................................................................................       1
Person...........................................................................................................       2
PIC Shares.......................................................................................................       1
PNG..............................................................................................................       1
PNG Common Stock.................................................................................................       1
PNG Options......................................................................................................       3
PNG Shares.......................................................................................................       3
Proxy............................................................................................................      10
Representative...................................................................................................       2
Requisite Regulatory Approvals...................................................................................       8
Securities Act...................................................................................................       2
Shareholders.....................................................................................................       1
Stock Purchase Agreement.........................................................................................       1
Subsidiary.......................................................................................................       2
Tax..............................................................................................................       3
Tax Authority....................................................................................................       3
Taxes............................................................................................................       3
Third Party......................................................................................................       3

                            STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of October 14, 2004, is entered into by and among United National Group, Ltd., an exempted company formed with limited liability under the laws of the Cayman Islands ("Parent"), United National Insurance Company, a Pennsylvania corporation and an indirect, wholly-owned subsidiary of Parent ("Buyer"), and Irvin Saltzman (the "Equity Holder").

                              W I T N E S S E T H:

            WHEREAS, Penn Independent Corporation, a Pennsylvania corporation ("PIC"), through a wholly-owned subsidiary, owns approximately thirty-one percent (31%) of the outstanding common stock (the "PNG Common Stock"), par value $0.01 per share, of Penn-America Group, Inc., a Pennsylvania corporation ("PNG");

            WHEREAS, simultaneously with the execution of this Agreement the shareholders of PIC (the "Shareholders"), who together own all of the issued and outstanding shares of PIC (the "PIC Shares"), are entering into a Stock Purchase Agreement with Parent, Buyer, PIC and Irvin Saltzman, in his capacity as Shareholders' Representative (the "Stock Purchase Agreement") pursuant to which Buyer will acquire all of the PIC Shares;

            WHEREAS, the Equity Holder owns certain PNG Options (as defined below) and shares of PNG Common Stock, and the Equity Holder desires to sell to Buyer, and Buyer desires to acquire such shares of PNG Common Stock owned by the Equity Holder and as are issued upon the exercise of the PNG Options prior to the Closing (as defined below).

            NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

            "Business Day" means any day other than Saturday, Sunday and any day on which banking institutions in the Commonwealth of Pennsylvania are authorized by Law or other governmental action to close.

            "Contract" means, with respect to any Person, any agreement, arrangement, undertaking, contract, commitment, obligation, promise, indenture, deed of trust or other instrument, document or agreement (whether written or oral and whether express or implied) by which that Person, or any amount of its properties or assets, is bound or subject.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any domestic (federal, state or local), foreign or supranational governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrative body or any self-regulatory organization (including but not limited to state departments or divisions of insurance).

            "Law" means any law (including common law), ordinance, writ, directive, judgment, order, decree, injunction, statute, treaty, rule, regulation, regulatory requirement or determination of (or an agreement with) a Governmental Authority.

            "Liability" means any debt, liability, commitment, obligation, claim or cause of action of any kind whatsoever, whether due or to become due, known or unknown, accrued or fixed, absolute or contingent, or otherwise.

            "Lien" means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

            "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of October 14, 2004, by and among PNG, Parent, U.N. Holdings II, Inc., and Cheltenham Acquisition Corp.

            "Person" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity or group (as defined in the Exchange Act).

            "Representative" means, with respect to any Person, (a) such Person,
(b) its respective Subsidiaries and affiliates and (c) such Person's, and such Person's respective Subsidiaries' and affiliates', respective officers, directors, employees, shareholders, partners, controlling persons, auditors, financial advisors, attorneys, accountants, consultants, agents, advisors or representatives.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Subsidiary" of a Person means: (a) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares or other voting securities outstanding thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership or limited liability company (i) the sole general partner or the managing general partner or managing member of which is such Person or one or more of the other Subsidiaries of such Person (or any combination thereof) or
(ii) the only general partners or members of which are such Person or one or more of the other Subsidiaries of such Person (or any combination thereof).

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            "Tax Authority" means any competent Governmental Authority exercising any regulatory or Taxing authority responsible for the determination, assessment or collection of Taxes.

            "Tax" or "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Tax Authority, including taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations or other similar charges of any kind on or with respect to income, franchises, premiums, windfall or other profits, gross receipts, property, sales, use, transfer, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other similar charges of any kind in the nature of excise, withholding, ad valorem or value added.

            "Third Party" means any Person (or group of Persons) other than Parent and its Subsidiaries.

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

            Section 2.1 Sale and Transfer of PNG Common Stock.

                  (a) Subject to the terms and conditions of this Agreement, the Equity Holder shall sell, convey, assign, transfer and deliver to Buyer, free and clear of all Liens, one hundred twelve thousand five hundred (112,500) shares of PNG Common Stock issued to the Equity Holder upon exercise of options to purchase shares of PNG Common Stock held by the Equity Holder, or such lesser number of shares as may received by the Equity Holder if such options expire in accordance with their terms (the "PNG Options"), which PNG Options shall be exercised by the Equity Holder prior to the Closing, and thirty-three thousand three hundred (33,300) shares of PNG Common Stock (or such lesser number of shares as the Equity Holder may hold as a result of use of a portion of such shares in exercises of the PNG Options as contemplated by Section 6.4) (the aggregate number of shares of PNG Common Stock, the "PNG Shares"), and which shares of PNG Common Stock and PNG Options represent all PNG Common Stock and PNG Options owned beneficially or of record by the Equity Holder (other than through ownership of PIC Shares).

                  (b) Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Buyer of the PNG Shares, Buyer shall pay to the Equity Holder by wire transfer of immediately available funds to an account or accounts designated in writing by the Equity Holder an amount equal to the number of shares of PNG Common Stock actually delivered by the Equity Holder pursuant to
Section 2.1(a) multiplied by thirteen dollars and fifty-three cents ($13.53) (such amount, the "Equity Purchase Price").

            Section 2.2 Further Assurances. After the Closing, the Equity Holder shall from time to time, at the reasonable request of Parent or Buyer, execute and deliver such other instruments of conveyance and transfer and take such other actions as Parent or Buyer may rea-sonably request, in order to consummate the transactions contemplated hereby and to vest in Buyer the right, title and interest in and to the PNG Shares.

                                   ARTICLE III

                                   THE CLOSING

            Section 3.1 The Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the sale and transfer (the "Closing") of the PNG Shares by the Equity Holder to the Buyer shall take place simultaneously with and at the same location as the closing of the Stock Purchase Agreement (the actual time and date of the Closing being referred to herein as the "Closing Date").

            Section 3.2 Deliveries by the Equity Holder. Subject to the conditions set forth in this Agreement, at the Closing, and simultaneously with Parent's deliveries hereunder, the Equity Holder shall deliver, or cause to be delivered, to Parent or Buyer, as applicable, the following:

                  (a) stock certificates representing all of the shares of PNG Shares sufficient to vest in Buyer good and marketable title to such shares of PNG Shares accompanied by stock powers duly endorsed in blank by the Equity Holder;

                  (b) the opinions of counsel to the Equity Holder referred to in Section 7.2(d); and

                  (c) all other previously undelivered documents reasonably required to be delivered by the Equity Holder to Parent or Buyer at or prior to the Closing in connection with the consummation of the transactions contemplated hereby.

            Section 3.3 Deliveries by Parent. Subject to the conditions set forth in this Agreement, at the Closing, and simultaneously with the Equity Holder's deliveries hereunder, Parent shall deliver or cause to be delivered to the Equity Holder, the following:

                  (a) the Equity Purchase Price; and

                  (b) all other previously undelivered documents required to be delivered by Parent or Buyer to the Equity Holder at or prior to the Closing in connection with the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE EQUITY HOLDER

            The Equity Holder represents and warrants to Parent and Buyer as follows:

            Section 4.1 Ownership of Stock; Title. The Equity Holder is, and upon exercise of the PNG Options, the Equity Holder will be, the sole lawful record and beneficial owner of the PNG Shares described in Section 2.1(a), which ownership is and will be free and clear of all Liens. The Equity Holder is not a party to any agreement creating rights with respect to the PNG Options or the PNG Shares in any Person and the Equity Holder has the full power and legal right to sell, assign, transfer and deliver the PNG Shares. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, voting trust agreements, proxies, calls or rights to subscribe of any character relating to the PNG Options or the PNG Shares. The Equity Holder has not received any notice of any adverse claim to the ownership of any of the PNG Options or the PNG Shares, has no reason to know of any such adverse claim that may be justified, and is not aware of existing facts that would give rise to any adverse claim to the ownership of the PNG Options or the PNG Shares. On the Closing Date, the Equity Holder shall have good and marketable title to the PNG Shares, free and clear of all Liens. The delivery of certificates for the PNG Shares to Buyer pursuant to the provisions of this Agreement, subject to consummation of the transactions contemplated hereby, will transfer to Buyer good and marketable title to the PNG Shares, free and clear of all Liens, except for those created by Parent or Buyer. Other than the PNG Options and the PNG Shares, neither the Equity Holder nor any of his affiliates are the record or beneficial owners, directly or indirectly, of any capital stock or other ownership interest of any kind whatsoever in PNG or any of its Subsidiaries, other than through ownership of PIC Shares.

            Section 4.2 Authority.

                  (a) The Equity Holder has the requisite power and authority and has full legal capacity necessary to execute, deliver and perform his obligations under this Agreement and all other agreements and instruments to be executed and delivered by the Equity Holder hereunder or in connection herewith and to carry out the Equity Holder's obligations hereunder and thereunder and the transactions contemplated hereby. No other proceedings on the part of the Equity Holder are necessary to authorize such execution, delivery and performance. This Agreement has been duly and validly executed and delivered by the Equity Holder and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a valid and binding agreement of the Equity Holder enforceable against him in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally, and to general equity principles.

                  (b) No Person has any community property rights by virtue of marriage or otherwise in any of the PNG Options or the PNG Shares.

            Section 4.3 No Violation; Consents and Approvals.

                  (a) The execution and delivery of this Agreement by the Equity Holder and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than compliance with any applicable requirements of the HSR Act.

                  (b) Neither the execution, delivery or performance by the Equity Holder of this Agreement nor the consummation by the Equity Holder of the transactions contemplated hereby nor compliance by the Equity Holder with any of the provisions hereof will (i) conflict with or result in any violation of any provision of any Law binding upon or applicable to the Equity Holder, (ii) require the consent, approval or authorization of, or notice to or filing with, any Third Party with respect to, result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment, or acceleration of any right or obligation of the Equity Holder or to a loss of any benefit to which the Equity Holder is entitled) under, any provision of any Contract or (iii) result in the creation or imposition of any Lien on any of the PNG Options or the PNG Shares.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

            Parent and Buyer, jointly and severally, represent and warrant to the Equity Holder that:

            Section 5.1 Organization and Qualification. Parent was duly organized as an exempted company formed with limited liability under the laws of the Cayman Islands and is validly existing and in good standing under the laws of the Cayman Islands. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

            Section 5.2 Corporate Authorization; Board Action. Each of Parent and Buyer has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Buyer and no other corporate proceedings on the part of either Parent or Buyer are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Buyer and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a valid and binding agreement of each of Parent and Buyer enforceable against each such party in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally, and to general equity principles.

            Section 5.3 Consents and Approvals; No Violations.

                  (a) The execution, delivery and performance by Parent and Buyer of this Agreement and the consummation by Parent and Buyer of the transactions contemplated hereby require no action by or in respect of, or notice to or filing with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, (iii) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and (iv) compliance with any applicable requirements under federal and state Laws governing insurance and insurance companies.

                  (b) Neither the execution, delivery or performance by Parent and Buyer of this Agreement nor the consummation by Parent and Buyer of the transactions contemplated hereby nor compliance by Parent or Buyer with any of the provisions hereof or thereof will conflict with or result in any breach of any provisions of the memorandum and articles of association of Parent or the similar organizational and governing documents of Buyer.

            Section 5.4 Investment Representation. Buyer is acquiring the PNG Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

                                   ARTICLE VI

                                    COVENANTS

            Section 6.1 Conduct of the Equity Holder. The Equity Holder covenants and agrees that, except as expressly provided in this Agreement or as required to comply with applicable Law or applicable fiduciary duties, or with the prior written consent of Parent, from and after the date of this Agreement and prior to the Closing, the Equity Holder shall not willfully or intentionally:

                        (i) sell, transfer, pledge, dispose of, or permit to exist any Lien on, any of the PNG Options or the PNG Shares or any interest therein or relating thereto;

                        (ii) take, or agree to commit to take, or omit to take, any action that could make any representation or warranty of the Equity Holder contained herein inaccurate in any respect at, or as of any time prior to, the Closing; or

                        (iii) enter into a Contract to do any of the foregoing.

            Section 6.2 Notification of Certain Matters.

                  (a) The Equity Holder shall notify Parent, and Parent shall notify the Equity Holder of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, and (ii) the failure by it to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case within three (3) Business Days of such Person becoming aware of the occurrence of such development.

                  (b) The Equity Holder shall give prompt notice to Parent, and Parent or Buyer shall give prompt notice to the Equity Holder of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

            Section 6.3 Subsequent Actions. If at any time after the Closing Parent or Buyer shall consider or be advised that any instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable (i) to vest, perfect or confirm ownership

(of record or otherwise) in Buyer, its right, title or interest in, to or under any or all of the PNG Shares, or (ii) to otherwise carry out this Agreement, the Equity Holder shall execute and deliver all instruments of conveyance, assignments and assurances and take and do all such other actions and things as may be requested by Parent in order to vest, perfect or confirm any and all right, title and interest in, to and under the PNG Shares in Buyer.

            Section 6.4 Exercise of PNG Options. The Equity Holder shall take all actions necessary to exercise the PNG Options prior to Closing, except that the Equity Holder shall be permitted to allow the PNG Options to expire in accordance with their terms. The Equity Holder shall be permitted to effect exercises of the PNG Options using the PNG Shares as consideration for such exercises if such exercises are permitted by the terms of the PNG Options and involve the delivery of shares of PNG Common Stock to PNG and not the sale of shares of PNG Common Stock through a broker or other means to the public markets.

                                  ARTICLE VII

                                   CONDITIONS

            Section 7.1 Conditions to the Obligations of Each Party. The obligations of the Equity Holder, Parent and Buyer to effect the Closing are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following conditions:

                  (a) HSR Act. Any applicable waiting period (including any extension thereof) under the HSR Act relating to transactions contemplated by this Agreement or the Stock Purchase Agreement shall have expired or been terminated; and

                  (b) No Injunctions or Restraints. No provision of any applicable Law and no judgment, injunction, order or decree that makes illegal or otherwise prohibit the Closing or any of the other transactions contemplated by this Agreement shall be in effect.

            Section 7.2 Conditions to the Obligations of Parent and Buyer. The obligations of Parent and Buyer to effect the Closing are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

                  (a) Performances of Obligations; Representations and Warranties of the Equity Holder. (i) The representations and warranties of the Equity Holder contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and at and as of the Closing as if made at and as of such time (except to the extent expressly by its terms made as of an earlier date, in which case as of such earlier date) and (ii) the Equity Holder shall have performed in all material respects all of his covenants, agreements and obligations hereunder required to be performed by them at or prior to the Closing; and

                  (b) Regulatory Matters. The authorizations, consents, orders, permits or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Authority (other than the expiration of the applicable waiting period under the HSR Act that is addressed in Section 7.1(a)) that are necessary for the consummation of the transactions contemplated hereby shall have been filed, have occurred or have been obtained (all of the foregoing, the "Requisite Regulatory Approvals") and all such Requisite Regulatory Ap-provals shall be in full force and effect; provided, however, that a Requisite Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any Governmental Authority of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such Governmental Authority, which could (or if implemented could) have more than an immaterial effect on Parent;

                  (c) No Litigation. No proceeding or litigation shall have been threatened or shall have been commenced by or before any Governmental Authority
(i) seeking to restrain or prohibit the consummation of the transaction contemplated by this Agreement or seeking to obtain from Parent any damages that are material in relation to Parent or (ii) seeking to prohibit or limit the ownership or operation by Buyer of the PNG Shares;

                  (d) Legal Opinion. Parent and Buyer shall have received an opinion of counsel to the Equity Holder (or other counsel reasonably acceptable to Parent), dated as of the Closing Date, in form and substance satisfactory to Parent, to the effect set forth in Exhibit A; and

                  (e) Stock Purchase Agreement. The closing of the sale of the PIC Shares to Buyer shall be consummated in accordance with the terms of the Stock Purchase Agreement simultaneously with the Closing.

            Section 7.3 Conditions to the Obligations of the Equity Holder. The obligation of the Equity Holder to effect the Closing is subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions: (i) the representations and warranties of Parent and Buyer contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and at and as of the Closing as if made at and as of such time (except to the extent expressly by its terms made as of an earlier date, in which case as of such earlier date), and (ii) Parent shall have performed in all material respects all of its covenants, agreements and obligations hereunder required to be performed by it at or prior to the Closing.

                                  ARTICLE VIII

                                VOTING AGREEMENT

            Section 8.1 Voting of the PNG Shares.

                  (a) Until the Closing or the termination of this Agreement in accordance with the terms hereof, the Equity Holder hereby agrees that he shall, at any annual, special or other meeting of the shareholders of PNG, and at any adjournment or adjournments thereof, or by written consent without a meeting, vote any PNG Shares (i) in favor of any business combination or other transaction, or other resolution or matter submitted to the PNG shareholders involving or related to any business combination or other transaction, with Parent and its affiliates, on the one hand, and PNG and its shareholders, on the other hand, including the adoption of the Merger Agreement and the consummation of the transactions contemplated thereby and (ii) against approval or adoption of any business combination or other transaction involving a Third

Party and PNG, or any other action or agreement that could have the effect of preventing or making more difficult any business combination or other transaction involving Parent and its affiliates, on the one hand, and PNG and its shareholders, on the other hand, or that could impede, interfere with, frustrate, delay, postpone or attempt to discourage the transactions contemplated by the Merger Agreement. The Equity Holder shall be present, in person or by proxy, at all annual, special or other meetings of the shareholders of PNG, and at any adjournment or adjournments thereof, so that all of the PNG Shares are counted for the purpose of determining the presence of a quorum at such meetings.

                  (b) The Equity Holder will, with respect to the PNG Shares, constitute and appoint Parent, or any nominee of Parent, with full power of substitution, from the date of this Agreement until the earlier of the termination of this Agreement and the Closing, as the Equity Holder's true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to vote the PNG Shares, as its Proxy, at any annual, special or other meeting of the shareholders of PNG, and at any adjournment or adjournments thereof, or by written consent without a meeting, (i) in favor of any business combination or other transaction, or other resolution or matter submitted to the PNG shareholders involving or related to any business combination or other transaction, with Parent and its affiliates, on the one hand, and PNG and its shareholders, on the other hand, including the adoption of the Merger Agreement and the consummation of the transactions contemplated thereby and (ii) against approval or adoption of any business combination or other transaction involving a Third Party and PNG, or any other action or agreement that could have the effect of preventing or making more difficult any business combination or other transaction involving Parent and its affiliates, on the one hand, and PNG and its shareholders, on the other hand, or that could impede, interfere with, frustrate, delay, postpone or attempt to discourage the transactions contemplated by the Merger Agreement. THIS POWER OF ATTORNEY AND PROXY IS IRREVOCABLE, IS GRANTED IN CONSIDERATION OF PARENT AND BUYER ENTERING INTO THIS AGREEMENT, IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER AND SHALL TERMINATE UPON THE EARLIER OF THE TERMINATION OF THIS AGREEMENT AND THE CLOSING. This appointment shall revoke all prior attorneys and proxies appointed by the Equity Holder at any time with respect to the PNG Shares and no subsequent attorneys or proxies shall be appointed by the Equity Holder or be effective with respect thereto while this Agreement is in effect.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

                  (a) by mutual written consent of the Equity Holder and Parent;

                  (b) by Parent or the Equity Holder if the Stock Purchase Agreement is terminated pursuant to Article X thereof;

                  (c) by either the Equity Holder or Parent, if there shall be any Law that makes effecting the Closing illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Parent, Buyer or the Equity Holder from effecting the Closing is entered and such judgment, injunction, order or decree shall become final and nonappealable; or

                  (d) by Parent, if there shall have been a breach by the Equity Holder of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a), and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days after written notice thereof shall have been received by the party alleged to be in breach.

            Section 9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except (i) that the provisions of this Agreement set forth in this Section 9.2 and Article XI shall survive the termination hereof and (ii) that no such termination shall relieve any party of any liability or damages resulting from any breach by that party of this Agreement prior to such termination.

            Section 9.3 Fees and Expenses. Other than as specifically agreed to in writing by the parties or as set forth in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not the Closing is effected.

                                   ARTICLE X

                                 INDEMNIFICATION

            Section 10.1 Indemnification by the Equity Holder.

                  (a) Subject to Section 10.1(b), the Equity Holder shall indemnify, defend and hold harmless Parent, each of its Subsidiaries (including PIC and its Subsidiaries), and each of their respective Representatives (and the respective heirs, successors of each of the foregoing) the ("Parent Indemnified Persons") from and against and in respect of one hundred percent (100%) of all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a Third Party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the defense of any of the same or in asserting, preserving or enforcing any of the rights of the Parent Indemnified Persons arising under Article X) incurred by any of the Parent Indemnified Persons, whether or not involving a Third-Party claim, which are caused by, arise from or are related to any breach of any representation or warranty made by the Equity Holder pursuant to Article IV or any covenant of the Equity Holder contained in this Agreement.

                  (b) The Equity Holder's indemnification obligation arising from Section 10.1(a) shall survive indefinitely. In no event shall the Equity Holder's obligation to indemnify the Parent Indemnified Persons pursuant to
Section 10.1(a) exceed the Equity Purchase Price.

            Section 10.2 Indemnification by Parent and Buyer.

                  (a) Subject to Sections 10.2(b) and (c), Parent and Buyer shall, jointly and severally, indemnify, defend and hold harmless the Equity Holder and his Representatives (and the respective heirs, successors and assigns of each of the foregoing) (the "Equity Holder Indemnified Persons") from and against and in respect of one hundred percent (100%) of all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a Third Party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the defense of any of the same or in asserting, preserving or enforcing any of the rights of the Equity Holder Indemnified Persons arising under Article XI) incurred by any of the Equity Holder Indemnified Persons, whether or not involving a Third-Party claim, which are caused by, arise from or are related to (i) any breach of any representation or warranty made by Parent or Buyer pursuant to Article V, or (ii) any covenant of Parent or Buyer contained in this Agreement ("Equity Holder Losses").

                  (b) Parent's and Buyer's indemnification obligations arising from Section 10.2(a) shall survive indefinitely. In no event shall Parent's and Buyer's obligation to indemnify the Equity Holder Indemnified Persons pursuant to Section 10.2(a) exceed the Equity Purchase Price.

            Section 10.3 Notice of Claim; Defense. A Parent Indemnified Person or a Equity Holder Indemnified Person that desires to seek indemnification under any part of this Article X (each, an "Indemnified Person") shall give to each party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor") prompt notice of any third-party claim that may give rise to any indemnification obligation under this Article X, together with the estimated amount of such claim (if then estimable), and the Indemnitor shall have the right to assume the defense (at its expense) of any such claim through counsel of such Indemnitor's own choosing by so notifying the Indemnified Persons within fifteen (15) Business Days of the first receipt by such Indemnitor of such notice from the Indemnified Persons; provided, however, that any such counsel shall be reasonably satisfactory to the Indemnified Persons. Failure to give such notice shall not affect the indemnification obligations hereunder in the absence of actual and material prejudice and in such case, only to the extent of such prejudice. If, under applicable standards of professional conduct, a conflict between any Indemnified Persons and any Indemnitor exists in respect of such third-party claim, the Indemnitor shall pay the reasonable fees and expenses of such additional counsel as may be required to be retained in order to resolve such conflict (but not more than one firm of counsel). The Indemnitor shall be liable for the fees and expenses of counsel employed by the Indemnified Persons for any period during which the Indemnitor has not assumed the defense of any such third-party claim. If the Indemnitor assumes such defense, the Indemnified Persons shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor. If the Indemnitor chooses to defend or prosecute any third-party claim, the Indemnified Persons shall agree to any settlement, compromise or discharge of such third-party claim that the Indemnitor may recommend and that, by its terms, discharges the Indemnified Persons from any Liability in connection with such third-party claim; provided, however, that, without the consent of the Indemnified Persons, the Indemnitor shall not consent to, and the Indemnified Persons shall not be required to agree to, the entry of any judgment or enter into any settlement that (i) provides for injunctive or other non-monetary relief affecting the Indemnified Persons or any affiliate of the Indemnified Persons or (ii) does not include as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff for the benefit of each Indemnified Person.

            Section 10.4 Survival of Indemnification Claims. The indemnification obligations set forth in this Article X shall survive the Closing as set forth in Sections 10.1(b) and 10.2(b).

            Section 10.5 Characterization of Indemnification Payments. Any payments made pursuant to this Article X shall be treated for all Tax purposes as adjustments to the Equity Purchase Price.

            Section 10.6 Effect of Investigation. The right to indemnification and all other remedies based on any representation, warranty, covenant or obligation contained in or made pursuant to this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the date the Closing occurs, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition to the obligation of any party hereto to consummate the transactions contemplated hereby, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification or other remedy based on such representation, warranty, covenant or obligation.

            Section 10.7 Exclusive Remedy. Except in the case of fraud or willful misrepresentation, Parent, Buyer and the Equity Holder agree that the indemnification provisions of this Article X shall be the exclusive monetary remedy of the Indemnified Persons with respect to breaches of representations, warranties, covenants, obligations or other provisions of this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.1 Survival of Covenants, Representations and Warranties. Each of the covenants, representations and warranties of Parent, Buyer and the Equity Holder in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date; provided, that nothing in Article X or this Section 11.1 shall relieve the parties or their respective Representatives of any liability following the Closing Date for any willful or fraudulent misrepresentations contained herein or in any other certificate or writing delivered pursuant hereto.

            Section 11.2 Amendments; No Waivers.

                  (a) Any provision of this Agreement (including the Exhibit hereto) may be amended or waived at any time prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Equity Holder, Parent and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

            Section 11.3 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given upon receipt when delivered in person, by facsimile (receipt confirmed) or by overnight courier or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            if to Parent or Buyer, to:

                           United National Group, Ltd.
                           Walker House, 87 Mary Street
                           P.O. Box 908GT
                           George Town, Grand Cayman
                           Cayman Islands
                           Attention: Chief Executive Officer
                           Facsimile No.: (345) 949-7886

            with a copy to:

                           United National Group, Ltd.
                           c/o United National Insurance Company
                           Three Bala Plaza, East
                           Suite 300
                           Bala Cynwyd, PA 19004
                           Attention: Kevin L. Tate
                           Facsimile No.: (610) 660-8884

            and:

                           United National Insurance Company
                           Three Bala Plaza, East
                           Suite 300
                           Bala Cynwyd, PA 19004
                           Attention: William F. Schmidt
                           Facsimile No.: (610) 660-8884
            with a copy to:

                           United National Insurance Company
                           Three Bala Plaza, East
                           Suite 300
                           Bala Cynwyd, PA 19004
                           Attention: Richard S. March
                           Facsimile No.: (610) 660-6800

            with a copy (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Attention: Daniel Wolf
                           Facsimile No.: (212) 735-2000

            if to the Equity Holder:

                           Irvin Saltzman
                           431 Chilean Avenue
                           Palm Beach, Florida 33480
                           Facsimile No.: (561) 805-9591

            Section 11.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Parent or Buyer may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights or obligations under this Agreement, but any such transfer or assignment shall not relieve Parent or Buyer of its obligations hereunder.

            Section 11.5 Governing Law. This Agreement, including all matters of construction, validity and performance, shall be construed in accordance with and governed by the law of the Commonwealth of Pennsylvania (without regard to principles of conflicts or choice of laws) as to all matters, including but not limited to, matters of validity, construction, effect, performance and remedies.

            Section 11.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the Commonwealth of Pennsylvania, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.3 shall be deemed effective service of process on such party.

            Section 11.7 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

            Section 11.8 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Section 11.9 Entire Agreement. This Agreement (including the Exhibit hereto) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof and thereof.

            Section 11.10 Third Party Beneficiaries. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a permitted successor or assign of such a party.

            Section 11.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

            Section 11.12 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder without proof of actual damages and without any requirement for the securing or posting of any bond. Such remedy shall not be deemed to be the exclusive remedy for a party's breach of its obligations but shall be in addition to all other remedies available at law or equity.

            Section 11.13 Construction; Interpretation.

                  (a) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) unless otherwise specified herein, the term "affiliate," with respect to any Person, shall mean and include any Person controlling, controlled by or under common control with such Person,
(ii) the term "including" shall mean "including, without limitation," (iii) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (iv) the words "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Exhibit hereto) and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement, unless otherwise specified, (v) the word "or" shall not be exclusive, and (vi) Parent, Buyer and the Equity Holder and will be referred to herein individually as a "party" and collectively as "parties" (except where the context otherwise requires). Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

                  (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  (c) Any reference to any federal, state, local or non-United States statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

            Section 11.14 Changes in PNG Options and PNG Shares. For all purposes of this Agreement, the PNG Options and PNG Shares shall include any securities issued or exchanged with respect to such PNG Options and PNG Shares, as applicable, upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of PNG or any other change in PNG's capital structure.

                            [Signature page follows]

            IN WITNESS WHEREOF, Parent, Buyer, and the Equity Holder have executed this Agreement or caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

UNITED NATIONAL GROUP, LTD.              UNITED NATIONAL INSURANCE
                                         COMPANY

By:  /s/ David R. Bradley
    --------------------------------
Name: David R. Bradley
Title: Chief Executive Officer           By:  /s/ William F. Schmidt
                                             -----------------------------------
                                         Name: William F. Schmidt
                                         Title: President & CEO

                                         IRVIN SALTZMAN

                                          /s/ Irvin Saltzman
                                         ---------------------------------------
                                         Name: Irvin Saltzman